                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE:

           CITGO Announces 2004 Third Quarter and Nine Months Results

HOUSTON, Nov. 2, 2004 -- Luis Marin, CITGO Petroleum Corporation's President and CEO, today announced third quarter net income of $205 million, almost double the 2003 third quarter net income of $103 million. For the nine months ended Sept. 30, net income was $430 million, up 22 percent from the same time period in 2003.

     According to Marin, several factors contributed to CITGO's outstanding results for this quarter:

     o Demonstrated by continuing excellence in our safety performance and environmental stewardship, CITGO employees remain committed to safe and environmentally friendly operations in all areas of the business.

     o With CITGO's refineries configured to process heavy crudes, the company took full advantage of the opportunity presented by the record low market price of heavy crude relative to light crude during the third quarter. The average utilization rate of CITGO's three fuels refineries averaged 97 percent for the quarter.

     o As the price of heating oil relative to WTI crude exceeded the price of gasoline relative to WTI crude, distillate production in the third quarter increased by 18 percent over the same quarter last year.

     o Asphalt sales volumes remained strong, up 27 percent from third quarter 2003 levels. For the first nine months of this year, asphalt sales volume increased 43 percent over the same time frame in 2003.

     o Sales volumes for petrochemicals and industrial products increased 19 percent for the third quarter and 16 percent for the first nine months of 2004 relative to the same time periods in 2003.

     o Lubricants and waxes sales volumes increased for both the third quarter and the first nine months of the year when compared with the same time periods in 2003.

     In addition to these factors, other significant events include:

     o On Oct. 22, 2004, CITGO issued $250 million of 6 percent unsecured senior notes due Oct. 15, 2011. With these proceeds and available cash on hand, CITGO repurchased



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          approximately $540 million principal amount of its 11 -3/8 percent senior notes due 2011.

     o Both Moody's Investors Service and Fitch Ratings upgraded CITGO's senior unsecured debt ratings to Ba2 and BB, respectively.

     o During one of the most active hurricane seasons in history, CITGO, a major supplier of transportation fuel to the state of Florida, was recognized by Gov. Jeb Bush for the company's outstanding efforts in maintaining supply.

     o The crude vacuum expansion project at the Lake Charles, La. refinery is proceeding ahead of schedule with anticipated start-up in the first quarter of 2005.

     o CITGO completed negotiations with the U.S. Environmental Protection Agency (EPA) with regard to the New Source Review regulations under the Clean Air Act and has agreed to implement environmental improvement projects over the next four years with a capital cost of approximately $320 million.

      "CITGO's operational performance in the third quarter as well as the first nine months of the year has been excellent," stated Marin. "As a result, our profitability and available cash has improved significantly, allowing us to repay debt and improve our credit ratings. With these results we expect that investor confidence in CITGO will continue to grow."


EARNINGS CONFERENCE CALL

         CITGO's executive team will conduct a conference call on Wednesday, Nov. 3, 2004, at 1 p.m. (CST) to discuss third quarter 2004 earnings. Interested parties inside the U.S. may access the call by dialing 800-288-8967. Interested parties outside the U.S. may access the call by dialing 800-553-0273. A recorded playback of the conference call will be available beginning on Nov. 3 at 4:30 p.m. (CST) and ending on Nov. 17 at 11:59 p.m. (CST). To access the recording inside the U.S. dial 800-475-6701, access code: 753718. To access the recording outside the U.S. dial 320-365-3844, access code: 753718.

ABOUT CITGO

         CITGO Petroleum Corporation is a leading refining and marketing company based in Houston, with approximately 4,000 employees and annual revenues of approximately $25 billion.

CITGO's ultimate parent is Petroleos de Venezuela, S.A. (PDVSA), the national oil company of the Bolivarian Republic of Venezuela and its largest supplier of crude oil. CITGO operates fuels refineries in Lake Charles, La.; Corpus Christi, Texas; and Lemont, Ill.; and asphalt refineries in Paulsboro, N.J. and Savannah, Ga. The company has long-term crude oil supply agreements with PDVSA for a portion of the crude oil requirements at these facilities. CITGO is also a 41 percent participant in LYONDELL-CITGO Refining LP, a joint venture fuels refinery located in Houston. CITGO's interests in these refineries result in a total crude oil capacity of approximately 865,000 barrels per day.

         Serving nearly 14,000 branded, independently owned and operated retail locations, CITGO is also one of the five largest branded gasoline suppliers within the United States.

FORWARD LOOKING STATEMENTS

Except for the historical information contained in this release, certain of the matters discussed in this release may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "believe" and similar expressions generally identify a forward-looking statement. The factors that could cause actual results to differ materially from the forward-looking statements include general economic activity, developments in international and domestic petroleum markets, refinery turnarounds and operations as well as the other factors identified in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this release. We disclaim any duty to update any forward-looking statements.

                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
                      STATEMENT OF INCOME DATA (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                          THREE MONTHS                  NINE MONTHS
                                                     ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                -----------------------------   -----------------------------
                                                    2004             2003            2004           2003
                                                -------------   -------------   -------------   -------------
Net sales                                       $     8,879.3   $     6,502.3   $    23,599.7   $    18,899.1
Cost of sales and operating expenses                  8,532.0         6,267.0        22,792.6        18,284.0
                                                -------------   -------------   -------------   -------------
  Gross margin                                          347.3           235.3           807.1           615.1
Equity in earnings of LCR                                58.3            25.9           133.9            56.6
Equity in earnings of affiliates                         12.7             9.5            32.3            23.4
Insurance recoveries                                       --             1.9              --           146.2
Other income (expense) - net                              1.5             1.2             2.1            16.9
                                                -------------   -------------   -------------   -------------
  Subtotal                                              419.8           273.8           975.4           858.2
Selling, general and administrative                      78.2            80.8           218.8           218.2
                                                -------------   -------------   -------------   -------------
Operating income                                        341.6           193.0           756.6           640.0
Interest expense                                         29.4            32.3           101.2            90.9
                                                -------------   -------------   -------------   -------------
  Income before income taxes                            312.2           160.7           655.4           549.1
Income taxes                                            107.2            57.8           225.1           197.7
                                                -------------   -------------   -------------   -------------
  Net Income                                    $       205.0   $       102.9   $       430.3   $       351.4
                                                =============   =============   =============   =============


                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
                         SUMMARIZED BALANCE SHEET DATA
                             (DOLLARS IN MILLIONS)


                                      SEPTEMBER 30,   DECEMBER 31,
                                          2004             2003
                                       (UNAUDITED)
                                      -------------   -------------
Current assets                        $     3,069.8   $     2,379.3
Total assets                                7,970.6         7,273.5

Current liabilities                         2,115.1         1,716.0
Total debt                                  1,340.3         1,501.8
Total liabilities                           5,037.4         4,772.0

Shareholder's equity                        2,933.2         2,501.5
Total capitalization                        4,273.5         4,003.3

                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
                     SUMMARIZED CASH FLOW DATA (UNAUDITED)
                             (DOLLARS IN MILLIONS)


                                                                  THREE MONTHS                        NINE MONTHS
                                                               ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                          ------------------------------    ------------------------------
                                                               2004             2003             2004             2003
                                                          -------------    -------------    -------------    -------------
Net Income                                                $       205.0    $       102.9    $       430.3    $       351.4
Depreciation and amortization                                      90.4             82.6            270.2            245.4
Other adjustments to reconcile net income to
  net cash provided by operating activities                        29.6             16.5             88.9            180.2
Changes in operating assets and liabilities                      (177.3)           317.7            (92.4)            69.4
                                                          -------------    -------------    -------------    -------------
Net cash provided by operating activities                         147.7            519.7            697.0            846.4
                                                          -------------    -------------    -------------    -------------
Capital expenditures                                              (87.6)          (106.4)          (226.5)          (315.1)
Other investing activities, net                                    (6.9)            (0.9)           (16.0)           (16.9)
                                                          -------------    -------------    -------------    -------------
Net cash used in investing activities                             (94.5)          (107.3)          (242.5)          (332.0)
                                                          -------------    -------------    -------------    -------------

Net cash provided by (used in) financing activities                24.7           (527.6)          (186.5)          (416.3)
                                                          -------------    -------------    -------------    -------------
Increase (decrease) in cash and cash equivalents          $        77.9    $      (115.2)   $       268.0    $        98.1
                                                          =============    =============    =============    =============


     MARKET INDICATORS (DOLLARS PER BARREL, EXCEPT AS OTHERWISE INDICATED)


                                                          THREE MONTHS                  NINE MONTHS
                                                      ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                                -----------------------------   -----------------------------
                                                     2004           2003           2004             2003
                                                -------------   -------------   -------------   -------------
West Texas Intermediate, "WTI" (sweet)          $       43.88   $       30.19   $       39.16   $       31.07
Crack Spreads:
  Gulf Coast 3/2/1                                       6.16            5.21            7.12            4.75
  Chicago 3/2/1                                          7.30            7.91            8.39            6.89
Crude Oil Differentials:
  WTI less WTS (sour)                                    3.87            2.63            3.43            2.85
  WTI less Maya (heavy sour)                            11.76            5.78            9.97            6.81
  WTI less Bow River (Canadian)                         12.13            8.09           10.78            7.54
Natural Gas (per mmbtu)                                  5.58            4.90            5.82            5.52


Source for crude and product indicators is Platts using a business day average. Source for natural gas is NYMEX using a business day average.

                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
   SELECTED FEEDSTOCK, UTILIZATION AND PRODUCTION VOLUMETRIC DATA (UNAUDITED)
                                (Mbbls PER DAY)


                                           THREE MONTHS ENDED SEPTEMBER 30, 2004      THREE MONTHS ENDED SEPTEMBER 30, 2003
                                         ----------------------------------------    ----------------------------------------
                                          LAKE      CORPUS                            LAKE      CORPUS
                                         CHARLES    CHRISTI    LEMONT      TOTAL     CHARLES    CHRISTI    LEMONT      TOTAL
                                         -------    -------    -------    -------    -------    -------    -------    -------
FEEDSTOCKS:
Crude oil throughput
   Sweet (1)                                 119         --         --        119         83          5          1         89
   Light/Medium sour (2)                      35         17         80        132         39         16         65        120
   Heavy sour (3)                             41          9         79        129         69          7         97        173
   Contract (heavy sour)                     119        128         --        247        122        129         --        251
                                         -------    -------    -------    -------    -------    -------    -------    -------
      Total crude oil                        314        154        159        627        313        157        163        633
Unfinished feedstocks                         49         61         23        133         66         60         13        139
                                         -------    -------    -------    -------    -------    -------    -------    -------
      Total feedstocks                       363        215        182        760        379        217        176        772
                                         =======    =======    =======    =======    =======    =======    =======    =======

Rated crude capacity at period end           320        157        167        644        320        157        167        644

Utilization of rated crude capacity           98%       98%        95%        97%        98%       100%        98%        98%

PRODUCTION:
Light fuels
   Gasoline                                  183         82         93        358        182         95         89        366
   Jet fuel                                   66         --         --         66         70         --         --         70
   Diesel / #2 fuel                           45         65         44        154         23         62         46        131
                                         -------    -------    -------    -------    -------    -------    -------    -------
      Total light fuels                      294        147        137        578        275        157        135        567
Petrochemicals and industrial products        76         66         44        186        113         59         42        214
                                         -------    -------    -------    -------    -------    -------    -------    -------
      Total production                       370        213        181        764        388        216        177        781
                                         =======    =======    =======    =======    =======    =======    =======    =======


                                           NINE MONTHS ENDED SEPTEMBER 30, 2004        NINE MONTHS ENDED SEPTEMBER 30, 2003
                                         ----------------------------------------    ----------------------------------------
                                          LAKE      CORPUS                            LAKE      CORPUS
                                         CHARLES    CHRISTI    LEMONT      TOTAL     CHARLES    CHRISTI    LEMONT      TOTAL
                                         -------    -------    -------    -------    -------    -------    -------    -------
FEEDSTOCKS:
Crude oil throughput
   Sweet (1)                                 108          2         --        110         85          5          5         95
   Light/Medium sour (2)                      23          7         80        110         47         12         65        124
   Heavy sour (3)                             31         14         79        124         53         15         91        159
   Contract (heavy sour)                     149        107         --        256        127        122         --        249
                                         -------    -------    -------    -------    -------    -------    -------    -------
      Total crude oil                        311        130        159        600        312        154        161        627
Unfinished feedstocks                         36         73         20        129         58         63         14        135
                                         -------    -------    -------    -------    -------    -------    -------    -------
      Total feedstocks                       347        203        179        729        370        217        175        762
                                         =======    =======    =======    =======    =======    =======    =======    =======

Rated crude capacity at period end           320        157        167        644        320        157        167        644

Utilization of rated crude capacity           97%        83%        95%        93%        98%        98%        96%        97%

PRODUCTION:
Light fuels
   Gasoline                                  178         81         93        352        183         94         91        368
   Jet fuel                                   63         --         --         63         66         --         --         66
   Diesel / #2 fuel                           51         55         41        147         44         59         43        146
                                         -------    -------    -------    -------    -------    -------    -------    -------
      Total light fuels                      292        136        134        562        293        153        134        580
Petrochemicals and industrial products        64         66         45        175         89         63         41        193
                                         -------    -------    -------    -------    -------    -------    -------    -------
      Total production                       356        202        179        737        382        216        175        773
                                         =======    =======    =======    =======    =======    =======    =======    =======

(1)      Sweet crude has a sulfur content of .5% or less.

(2) Light sour crude has an average API gravity of more than 31 degrees. Medium sour crude has an average API gravity of more than 25 degrees up to 31 degrees.

(3)      Heavy sour crude has an average API gravity of 25 degrees or less.